EXHIBIT 10.11

RIGHT OF FIRST REFUSAL AGREEMENT

Agreement made this 15th day of November, 2001, by and between National Technology Leasing Corporation (“NTL”), with its principal place of business located at 126 East Street, Auburn, CA 95603, and Biolase Technology, Inc. (“vendor”), with its principal place of business located at 981 Calle Amanecer, San Clemente, CA 92673.

I.		Subject to the terms and conditions set forth in this Agreement, NTL agrees from time to time to purchase from vendor certain equipment to be placed on Lease to vendor’s customers. Such purchases will be ordered by, and payment for such purchases governed by, NTL’s standard Purchase Order from (addendum “A”) and, upon acceptance of any NTL purchase order, vendor agrees to invoice NTL for equipment described therein. All rights, title and interest in any equipment ordered via a NTL purchase order will automatically be conveyed to NTL upon NTL’s payment of the vendor’s corresponding invoice.

II.	A.

NTL agrees to publish specific leases rates to be utilized for lease contracts submitted by vendor. Vendor recognizes that NTL retains the right to change these rates from time to time as changes in market interest rates may occur, which change in rates shall take effect ten (10) days after written notice thereof is delivered by NTL to vendor. When a submitted credit application is approved by NTL, the contract will be priced utilizing the rate in effect at the time of approval. This transaction rate will remain valid for a period of sixty (60) days. After sixty (60) days, if a lease transaction has not funded (i.e. the contract has not been initiated), the approval will expire and, if the transaction is re-approved at a later date, will be priced at the rate in effect at the time of re-approval.

B.

In consideration of NTL providing the aforementioned rate schedules vendor agrees to provide a right of first refusal to NTL on all lease transactions offered to outside leasing sources. The right of first refusal shall commence on the date NTL is provided the relevant credit application and shall expire twenty four hours (24 hrs.) thereafter unless NTL shall have approved the credit application during such twenty-four hour (24 hr.) period. Furthermore, it is anticipated that approximately $300,000.00 in original equipment cost will be originated by vendor and placed on lease every month this Agreement is in effect. It is agreed to and understood by vendor that the aforementioned rates are contingent upon the approximate monthly lease volume actually being obtained and maintained for the period of this Agreement. If the anticipated monthly lease volume is not achieved after sixty (60) days of this agreement or if the anticipated monthly lease volume falls below the specified level for a period of two (2) consecutive months then NTL reserves the right to adjust the rates offered under this Agreement, which change in rates shall take effect ten (10) days after written notice thereof is delivered by NTL to vendor.

C.

NTL agrees to provide marketing assistance to vendor for the marketing of vendor’s equipment. This assistance will include, but not be limited to, joint mailings and advertisements for trade shows, sales and training seminars, trade show support, and any other marketing assistance programs deemed appropriate by both NTL and vendor.

III.	Vendor shall utilize NTL’s standard forms for lease documentation which shall not be altered, modified, amended, or supplemented in any way. Lease documentation will be prepared by NTL personnel and NTL reserves the right to request supplemental documentation on any transaction as it deems necessary.

IV.	This Agreement shall continue for twelve (12) months from the date hereof after which time this Agreement will automatically renew for successive one (1) year periods unless earlier terminated by either party upon thirty (30) days’ prior written notice.

V.	The relationship between NTL and vendor shall in no event constitute the parties as partners, joint venturers, employees, agents, representatives or participants with or of each other. In addition, nothing herein shall be deemed to give either party the right to make representations on behalf of the other or use in any form the name or trademarks of the other without the prior written consent of the other.

VI.	Any notices required to be given herein shall be given to the parties in writing and by regular mail at the addresses set forth herein. Said notices shall be effective when deposited in the United States mail with postage prepaid and return receipt request.

VII.	The Agreement may be amended from time to time in writing executed by authorized representatives of both NTL and vendor.

VIII.	This Right of First Refusal Agreement shall be deemed to have been consummated in the State of New Jersey.

IX.	Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

X.	NTL agrees and acknowledges that the decision to Lease equipment is at the sole discretion of the customer and nothing contained herein shall be construed to hold Vendor liable under this Agreement should a customer utilize a competitor of NTL chosen by the customer.

In Witness Whereof, the parties have caused their duly authorized officers to execute this Agreement on the date specified above.

National Technology Leasing Corporation	WITNESS:
126 East Street
Auburn, CA 95603

/s/ Michael A. Coffelt President	[signature not legible]
Signature - Michael A. Coffelt Title	Signature

Biolase Technology, Inc.	WITNESS:

/s/ Ed Rood CFO	/s/ Cherie Rooks
Signature Title	Signature

SHIP TO: (Lessee) [Customer Name] [Address]	SUPPLIER OF EQUIPMENT: (Seller) Biolase Technology, Inc. 981 Calle Amanecer San Clemente, CA 92673

EQUIPMENT DESCRIPTION	PRICE

	Sales price	$ —
[Description of Equipment]	Shipping	—
	Other, if any	—

$ —

PURCHASE ORDER TERMS AND CONDITIONS – READ CAREFULLY

THIS PURCHASE ORDER MAY BE ACCEPTED BY SELLER ONLY UPON THE TERMS AND CONDITIONS SPECIFIED HEREON. SHIPMENT OF THE EQUIPMENT SHALL BE AN ACKNOWLEDGEMENT OF SELLER’S ACCEPTANCE OF SUCH TERMS AND CONDITIONS. ALL OTHER TERMS OR CONDITIONS ARE HEREBY OBJECTED TO BY BUYER AND SHALL NOT BECOME A PART OF THIS PURCHASE ORDER.

LESSEE DESIRES TO LEASE THE EQUIPMENT DESCRIBED ABOVE (THE “EQUIPMENT”) FROM BUYER PURSUANT TO THE TERMS OF A LEASE AGREEMENT ENTERED INTO BETWEEN BUYER AND LESSEE (THE “LEASE”). THIS PURCHASE ORDER IS ISSUED BY BUYER FOR THE SOLE PURPOSE OF ACQUIRING THE EQUIPMENT FOR LEASE TO LESSEE. NEITHER LESSEE NOR ANY REPRESENTATIVE OF SELLER IS AUTHORIZED TO WAVE OR ALTER ANY TERM OR CONDITION OF THIS PURCHASE ORDER.

1.	Seller warrants that Lessee selected the Equipment and requested that Buyer purchase and lease the Equipment to Lessee on the terms and conditions of the Lease. Seller further warrants that Seller has good and marketable title to the Equipment and that the Equipment will be (a) free of any claim by any third party and any security interest retained by Seller, (b) new unless otherwise stated in the Equipment described above, (c) in conformity with Lessee’s specifications therefore (d) merchantable and fit for the purpose which it was designed and marketed to Lessee, and (e) free from defect of material or workmanship.
2.	Lessee is authorized to receive delivery of, to inspect, and to accept or reject the Equipment as Buyer’s agent. Either Buyer or Lessee shall have the right to reject and return to Seller, at Seller’s sole risk and expense, any Equipment which is defective or does not conform to specification at any time. Defects shall not be waived by failure of Lessee to notify Seller of such defects upon receipt of the Equipment or by Buyer’s payment of Seller’s invoice. Seller shall defend, indemnify and save harmless Buyer, Lessee and all users of the Equipment from all damages, claims and liabilities including reasonable costs, expenses and attorney’s fees, which result from Seller furnishing infringing (whether patent, trademark, or any other intellectual property right), defective, or non-conforming Equipment. All warranties and service normally accompanying the Equipment shall be extended by Seller directly to Buyer, Lessee or any user of the Equipment.
3.	Buyer shall have no obligation or liability to Seller under the terms of this Purchase Order unless (a) Seller shall have delivered all of the Equipment to Lessee at the address indicated hereon within sixty (60) days of the Date of Purchase Order, and (b) Buyer shall have received Lessee’s written statement (and/or verbal confirmation) acknowledging receipt of the Equipment in good condition and repair, accepting the Equipment as satisfactory in all respects for all purposes of the Lease. In the event the Equipment is rejected by Lessee, the Lessee informs Buyer that the Lessee intends to reject the Equipment or revoke its acceptance of the Equipment, the Lessee does not commence, or a Lessee default occurs under the Lease prior to the acceptance of the Equipment, Buyer shall have no obligation or liability to Seller whatsoever.
4.	On the date all the Equipment is shipped to Lessee, Seller must mail its invoice for the Equipment to Buyer at the Bill To address set forth above. The Purchase Order Number must be clearly referenced on all invoices submitted to Buyer. Invoices shall be paid by Buyer within twenty (20) days after Buyer’s receipt of Lessee’s confirmation of acceptance of the Equipment in accordance with Paragraph 3 above.
5.	This Purchase Order (and any obligations of Seller hereunder) shall not be assigned by Seller. Seller may not delegate any of Seller’s duties or obligations under this Purchase Order without the prior written consent of Buyer. Any such attempted assignments or delegation shall be void.
6.	Seller agrees to comply with the applicable provisions of any federal, state, or local law or ordinance and all lawful orders, rules, and regulations issued thereunder.
7.	Buyer shall be entitled at all times to set off any amount owing at any time from Seller to Buyer or any of its affiliated companies against any amount payable at any time by Buyer in connection with this Purchase Order.
8.	Risk of loss and title to the Equipment shall not pass to Buyer unless and until the Equipment has been received, inspected, and accepted by Lessee under the terms of the Lease. Time is of the essence of this Purchase Order.
9.	THIS PURCHASE ORDER SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA, SELLER AND BUYER WAIVE ALL RIGHTS TO A JURY TRIAL.
10.	THIS PURCHASE ORDER SHALL EXPIRE SIXTY (60) DAYS FROM THE DATE OF THE PURCHASE ORDER AND MAY BE CANCELED PRIOR THERETO BY BUYER UPON WRITTEN NOTICE FROM BUYER TO SELLER, SELLER’S LIABILITIES AND INDEMNITIES SHALL SURVIVE THE EXPIRATION OF THIS PURCHASE ORDER.

In order to expedite payment, reference Purchase Order #[ PO Number ]

BILL TO: (Buyer)	National Technology Leasing Corp. 126 East Street Auburn, CA 95603 Phone: (530) 887-5486 Facsimile: (530) 887-8296	NATIONAL TECHNOLOGY LEASING By: (Authorized Representative) Date of Purchase Order: